Exhibit 99.2


                         NOTICE OF GUARANTEED DELIVERY

                                 For Tender Of

             $375,000,000 7.375% Senior Secured Notes due 2008; and
               $375,000,000 7.625% Senior Secured Notes due 2011
             (which have been registered under the Securities Act)

                          For Any and All Outstanding

                   7.375% Senior Secured Notes due 2008; and
                      7.625% Senior Secured Notes due 2011
           (which have not been registered under the Securities Act)
                                       of
                            IPALCO ENTERPRISES, INC.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 7.375% Senior Secured Notes due 2008 or 7.625% Senior Secured Notes due 2011 (the "Old Notes") are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to Bank One Trust Company, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book- entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in
the Prospectus dated           , 2002 (which, together with the related Letter
of Transmittal, constitutes the "Exchange Offer") of IPALCO Enterprises, Inc., an Indiana corporation (the "Company").

                                The Exchange Agent for the Exchange Offer is:

                                      Bank One Trust Company, N.A.

 By Hand or Overnight Delivery:        Facsimile Transmissions:         By Registered Or Certified Mail:
                                     (Eligible Institutions Only)
  Bank One Trust Company, N.A.,                                           Bank One Trust Company, N.A.,
         Exchange Agent                       312-407-8853                       Exchange Agent
One North State Street, 9th Floor                                       One North State Street, 9th Floor
        Chicago, IL 60602                To Confirm by Telephone                Chicago, IL 60602
         Attn: Exchanges                or for Information Call:                 Attn: Exchanges

                                              800-524-9472

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)



     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:______________________                  ___________________________
                                                     (Authorized Signature)

Address:___________________________                  Title:_____________________
___________________________________                  Name:______________________
                         (Zip Code)                       (Please type or print)

Area Code and Telephone Number:                      Date:______________________
___________________________________


NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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